UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 27, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On August 27, 2008, Westaff (USA), Inc. (the “Borrower”), which is a wholly owned subsidiary of Westaff, Inc. (the “Company”), executed an Amended and Restated Forbearance Agreement, dated as of August 26, 2008 (the “Amended Forbearance Agreement”) among the Borrower, the Company, as parent guarantor, certain lenders party thereto (the “Lenders”) and U.S. Bank National Association, as agent for the Lenders (the “Agent”). The parties to the Forbearance Agreement are parties to that certain Financing Agreement, dated as of February 14, 2008, as amended (the “Financing Agreement”).

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 30, 2008, the Borrower received a notice of default from the Agent stating, among other things, that an Event of Default (as defined in the Financing Agreement) had occurred due to the Borrower’s failure to comply with the required Fixed Charge Coverage Ratio (as defined in the Financing Agreement) for the fiscal period ended April 19, 2008 (the “Initial Event of Default”).

As also previously disclosed in the Company’s Current Report on Form 8-K filed on August 6, 2008, the Borrower entered into the Forbearance Agreement (the “Original Forbearance Agreement”), whereby the Lenders and the Agent agreed, among other things, to forbear from exercising any of their default rights and remedies in response to the occurrence and continuance of the Initial Event of Default through August 26, 2008.

Pursuant to the terms of the Amended Forbearance Agreement, the Agent and the Lenders have agreed to continue to forbear from exercising their default rights and remedies through September 30, 2008 with regard to (a) the Initial Event of Default and (b) the Borrower’s failure to comply with the required Fixed Charge Coverage Ratio for the fiscal period ended July 12, 2008; provided that (i) no additional Events of Default occur during such period, (ii) the Agent will continue to maintain a reserve against the revolving credit availability to cover the Borrower’s payroll and payroll tax obligations, (iii) the Borrower shall use its best efforts to have one of its undrawn letters of credit in the face amount of $27,000,000 returned in exchange for cash collateral security, and (iv) the Borrower agreed to pay to the Agent for the ratable benefit of the Lenders a one-time forbearance fee in the aggregate amount of $25,000. The interest rates applicable to the loans made pursuant to the Financing Agreement will continue at the default rate through the amended and restated forbearance period.

The foregoing description of the Amended Forbearance Agreement is qualified in its entirety by reference to the Amended Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                Exhibit

Exhibit No.	Description of Document

10.1	Amended and Restated Forbearance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and Chief
Financial Officer

Date: September 3, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Amended and Restated Forbearance Agreement